TROPTIONS PURCHASE AGREEMENT

This Purchase Agreement dated as of June 2, 2017 ("Agreement") is made by and between Troptions Corporation, a Florida corporation with principal executive offices located at 1011 Adams St., West Palm Beach, Florida 33407 ("TC"), and SW Innovative Holdings, Inc., a Texas corporation with principal executive offices located at (SW) 6666 Harwin, Suite 664, Houston, TX 77036

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A. The parties wish to enter into an Agreement where SW wants to sell 15,000 1st month incentive packages to purchase land lines to Troptions Corporation in exchange for $1,000,000 dollars' worth of TROPTIONS @$.13 which is the market value as of 5/30/17 based on the valuation at Coinmarketcap.com for a total of 7,692,307.60 Troptions

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained below, the parties, intending to be legally bound, hereby agree as follows:

1. PURCHASE AND SALE OF 15,000 land line packages for 7,692,307.60 Troptions

1.1 Transaction. SW hereby agrees to sell to Troptions a total of 15,000 1st month packages and TC hereby agrees to buy from SW the packages for 7,692,307.60 Troptions to be paid in full when this contract is executed.

1.2 Purchase Price. As consideration for the SW packages TC agrees to pay the sum of 7,692,307.60 TROPTIONS ("Purchase Price").

1.3 Purchase Price shall be payable in full for all 15,000 units of initial incentive units for 7,692,307.60 Troptions the value of which is determined by the value of TROPTIONS on Coinmarketcap.com

1.4 Sales Commissions. The parties acknowledge that there are no commissions payable in this transaction,

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SW REPRESENTATIONS AND WARRANTIES

SW represents and warrants to and covenants and agrees as follows:

1.5 SW is purchasing the Troptions for its own account.

1.6 Both parties are (i) "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as Amended (the "Securities Act"), (ii) experienced in making investments of the kind contemplated by this Agreement, (iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Securities, and (iv) able to afford the loss of its investment.

2. RESCISSION OF PRIOR AGREEMENTS

2.1 The parties agree that upon the execution of this Agreement, that any amendments thereto, and any other instruments, are deemed extinguished and fully superseded by this Agreement

3. TROPTIONS CORPORATION REPRESENTATIONS

Troptions represents and warrants as of the date hereof that the statements contained in this Section 3 are complete and accurate as of the date of this Agreement. As used in this Section 3, the term "Knowledge" shall mean the knowledge of the managers of the Company and/or the officers or employees of the Company after reasonable investigation.

3.1 Ownership of Troptions. Troptions are solely owned by Troptions Corporation, beneficially and of record, free and clear of any and all liens, encumbrances, claims, charges and assessments, and free of any federal or state tax liabilities or other contingent liabilities, and Troptions has the full right, power, legal capacity and authority to sell, transfer and deliver the Troptions. The Troptions have been validly purchased, issued, and are fully paid and non-assessable. The Troptions are not subject to any options, agreements, or restrictions with respect to transferability, except such restrictions existing under applicable state and federal laws and regulations.

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SW REPRESENTATIONS AND WARRANTIES
SW represents and warrants to and covenants and agrees as follows:

1.5 SW is purchasing the Troptions for its own account, ~~for~~ payment purposes only and not with a view towards or in connection with the public sale or distribution thereof.

1.6 Both parties are (i) "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as Amended (the "Securities Act"), (ii) experienced in making investments of the kind contemplated by this Agreement, (iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Securities, and (iv) able to afford the loss of its investment.

2. RESCISSION OF PRIOR AGREEMENTS

2.1 The parties agree that upon the execution of this Agreement, that any amendments thereto, and any other instruments, are deemed extinguished and fully superseded by this Agreement

3. TROPTIONS CORPORATION REPRESENTATIONS

Troptions represents and warrants as of the date hereof that the statements contained in this Section 3 are complete and accurate as of the date of this Agreement. As used in this Section 3, the term "Knowledge" shall mean the knowledge of the managers of the Company and/or the officers or employees of the Company after reasonable investigation.

3.1 Ownership of Troptions. Troptions are solely owned by Troptions Corporation, beneficially and of record, free and clear of any and all liens, encumbrances, claims, charges and assessments, and free of any federal or state tax liabilities or other contingent liabilities, and Troptions has the full right, power, legal capacity and authority to sell, transfer and deliver the Troptions. The Troptions have been validly purchased, issued, and are fully paid and non-assessable. The Troptions are not subject to any options, agreements, or restrictions with respect to transferability, except such restrictions existing under applicable state and federal laws and regulations.

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3.2 Approvals. No authorization, approval or consent of any court or public or governmental authority or any other person is required to be obtained for the issuance and sale of the Troptions to SW as contemplated by this Agreement, except such authorizations, approvals and consents as have been obtained by the Company prior to the date hereof.

3.3 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and shall automatically transfer to their respective successors, heirs and assigns. This Agreement shall not be assigned or transferred by either party hereto without written consent of all parties hereto, and such consent shall not be unreasonably withheld.

3.4 Finder's Fee. There is no finder's fee, brokerage commission or like payment in connection with the transactions contemplated by this Agreement for which either party is liable or responsible.

3.5 Agreements.

(a) There are no agreements, understandings or proposed transactions between the Parties and any of its officers, managers, Affiliates, or any affiliate thereof that has not been disclosed in this Agreement.

4. SURVIVAL; INDEMNIFICATION BY GREENBERG

4.1 The representations, warranties and covenants made by each of the parties in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

5. GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the

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laws of the State of Texas, without regard to the conflicts of law principles of such state.

6. ARBITRATION

Any controversy, claim, or counterclaim arising from this agreement shall be submitted to and decided by final and binding arbitration by a single arbitrator who shall be a retired judge, administered in Texas by the American Arbitration Association under its commercial rules.

6.1 The prevailing party in any such arbitration or in any court action arising from or related to this Agreement shall recover its reasonable attorneys' fees and costs. The arbitrator shall decide if such costs and fees are awarded to the prevailing party.

6.2 Within 15 days after the commencement of any arbitration, the parties to the dispute shall each select names from a list of retired judges of the Texas Superior Court, or any higher Texas court, provided by the American Arbitration Association, and list such proposed arbitrators in order of preference, and submit such list to the American Arbitration Association, which shall then appoint one arbitrator based on such submissions. The arbitrator shall have the discretion to order a prehearing exchange of information by the parties, including without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of the parties.

6.3 The arbitration shall generally be administered in accordance with the American Arbitration Association's Commercial Arbitration Rules. The arbitrator shall have the authority to award any remedy or relief that a court of the State of Texas could order or grant, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process. The arbitrator's decision shall be rendered within 30 days after the conclusion of the arbitration hearing, and the arbitrator shall make findings of fact and shall set forth the reasons and legal bases for the decision. Such arbitrator's decision shall be final and binding on the parties and shall not be subject to judicial review, and a judgment upon the decision rendered may be entered in any court having jurisdiction thereof.

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6.4 THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE RESOLVED BY BINDING ARBITRATION AS PROVIDED HEREIN.

7. ATTORNEYS' FEES, COSTS AND EXPENSES

In any action, litigation or proceeding (including mediation and/or arbitration or to enforce an arbitration award hereunder) between the parties arising out of the in relation to this Agreement (subject to the mandatory arbitration provisions of Section 9 hereof), the prevailing party in such action shall be awarded, in addition to any damages, injunctions or other relief, and without regarding to whether or not such matter be prosecuted to final judgment, such party's costs and expenses, including, but not limited to, all related costs and actual attorneys', accountants' and experts' fees incurred in bringing such action, litigation or proceeding and/or enforcing any judgment or order granted therein, all of which shall be deemed to have accrued upon the commencement of such action, litigation or proceeding. To the extent permitted by applicable law, any judgment or order entered in such action, litigation or proceeding shall contain a specific provision providing for the recovery of actual attorneys' fees and costs incurred in enforcing such judgment. If the judgment or order should fail to contain such a provision, the prevailing party shall have the right to initiate further action to recover its actual attorneys' fees incurred in enforcing such judgment or order, which right shall survive the entry of judgment or order in the initial action, litigation or proceeding. For the purpose of this Section 10, actual attorneys' fees shall also include, without limitation, fees incurred in the following:

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(i) post-judgment motions; (ii) contempt proceedings; (iii) discovery, and (iv) any post-judgment proceedings, including appeals, and collection and enforcement actions. Wherever in this Agreement the phrase "Attorneys' Fees" or "Actual Attorneys' Fees" is used, each of such phrases shall mean the full and actual cost of any legal services actually performed in connection with the matter for which such fees are sought, calculated on the basis of the usual fees charged by the attorneys performing such services, and such fees shall not be limited to "reasonable attorneys' fees" as that term may be defined by statutory or decisional cause authority.

8. COUNTERPARTS; EXECUTION

This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but both of which counterparts shall together constitute one and the same instrument. A facsimile transmission of this signed Agreement shall be legal and binding on both parties hereto.

9. HEADINGS

The beadings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

10. SEVERABILITY

In the event any one or more of the provisions contained in this Agreement or in the other Documents should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

11. ENTIRE AGREEMENT; REMEDIES, AMENDMENTS AND WAIVERS

This Agreement and the Documents constitute the sole, exclusive and entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions,

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whether oral or written, of such parties. No supplement, amendment, modification or waiver of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided..

12. NOTICES

Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be those set forth at the beginning of this Agreement. The parties may change the foregoing addresses by notice given pursuant to this Article 15.

13. CONFIDENTIALITY

Each of the parties agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law.

14. ASSIGNMENT

This Agreement shall not be assignable by either party without the prior written consent of all parties hereto.

15. PAYMENT OF COSTS

Each party hereto shall pay its own expenses incurred in the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby and thereby, including without limitation

expenses for legal and accounting services.

IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed and delivered on the date first above written.

Troptions Corporation

By:________________________
Name: Garland E. Harris
Title: President

SW Innovative Holdings, Inc.

By:________________________
Name: Norman George
Title: President

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